As filed with the Securities and Exchange
                         Commission on August 17, 2001.

                              Registration No. 333-

                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form SB-2

                             Registration Statement

                                    under the

                             Securities Act of 1933

                         GLOBAL BUSINESS RESOURCES, INC.

                 (Name of Small Business Issuer in its Charter)

Delaware                             7389                             65-1048794
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)       Classification Code Number)      Identification No.)

                              22154 Martella Avenue
                            Boca Raton, Florida 33433
                                  (561)451-9674

                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                 Peter Goldstein
                       President and Chairman of the Board
                         Global Business Resources, Inc.
                              22154 Martella Avenue
                            Boca Raton, Florida 33433
                                 (561) 451-9674

            Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                          Copies of communications to:
                              Gregg E. Jaclin, Esq.
                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                              Freehold, New Jersey
                          Telephone No.: (732) 409-1212
                          Facsimile No.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF             AMOUNT TO BE REGISTERED   PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED                                  AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
Common Stock                       2,000,000                 $2,000,000                     $500.00
Par value $.0001 per share

Common Stock                         980,000                 $  980,000                     $245.00
Par value $.0001 per share(2)

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). (2) Represents shares owned by 28 of our security holders which are being registered hereby but are not part of the offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST    , 2001

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         GLOBAL BUSINESS RESOURCES, INC.

                     Minimum of 100,000 shares of our common
                       stock @ $1.00 per share ($100,000)

                   Maximum of 2,000,000 shares of our common
                      stock @ $1.00 per share ($2,000,000)

         980,000 shares of our common stock by selling security holders

We are offering a minimum of 100,000 shares of our common stock and a maximum of 2,000,000 shares of our common stock, par value $.0001, at $1.00 per share. We are also registering 980,000 shares of our common stock held by 28 of our security holders, known as the selling security holders which shares are being registered for resale pursuant to this registration statement.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is                 , 2001
                                             ---------------

                  PRICE TO PUBLIC           UNDERWRITING DISCOUNTS       PROCEEDS TO
                                            AND COMMISSIONS              COMPANY
Per Share                 $1.00                      -0-                        $1.00
Total Minimum          $100,000                      -0-                     $100,000
Total Maximum        $2,000,000                      -0-                   $2,000,000

Currently, we have not established an underwriting arrangement for the sale of the shares. The shares are being self underwritten by our officers and directors. We are making this offering of 2,000,000 shares of common stock on a self-underwritten, minimum-maximum basis. We will begin to sell the shares on the date listed on the cover of this prospectus. During this initial offering period, we may continue to offer shares for a period of between 6 and 12 months, in our sole discretion. At such time that the minimum $100,000 in shares is sold, we will close the escrow account and the proceeds will be distributed to us for immediate use. If the minimum $100,000 in shares is not sold in this initial time period, we will return all proceeds to the investors without interest. If we do not sell the minimum $100,000 in shares during the initial offering period, we will update this prospectus and continue the offering for an additional 12 months from the date we return all proceeds to investors, if any. During this continuous offering period, we will sell subscriptions for shares at $1.00 per share until a market develops for the shares. We will then sell the shares at the prevailing market rate.

Proceeds from the sale of shareS will not be paid to us until the $100,000 minimum in sales is received in the escrow account. Investments may be held in escrow until the end of the initial offering period. Any interest earned will not be returned to investors. There is no assurance that interest will be earned on the funds in the escrow account. Even if interest is earned, it will not be returned to investors. The minimum purchase for any investor is $500.

Currently, our common stock is not trading on any public market. It is our intention to seek a market maker to apply for trading on the Over the Counter Bulletin Board, also known as the OTCBB, following the effectiveness of this registration statement.

                         GLOBAL BUSINESS RESOURCES, INC.

     Maximum 2,000,000 shares of Common Stock @ $1.00 per share ($2,000,000) Minimum of 100,000 shares of Common Stock @ $1.00 per share ($100,000)
             980,000 shares of Common Stock by selling shareholders.

Global Business Resources, Inc., a Delaware corporation is making this offering of 2,000,000 shares of its common stock on a self-underwritten, minimum-maximum basis. Global is engaged in the management consulting business.

We conduct management consulting services to small and medium sized businesses. Our common stock in not presently quoted on the OTC BB. We intend to qualify our shares for quotation on the OTC BB concurrently with the date of this prospectus.

Our principal executive offices are located at 22154 Martella Avenue, Boca Raton, Florida 33433; our telephone number is (561) 451-9674, and our facsimile number is (561) 218-8559.

Terms of the Initial Offering Period

Unless we sell the minimum of 100,000 shares, the initial offering period will be from 6 to 12 months from the date of this prospectus unless, in our sole discretion, we extend the period up to an additional 12 months from the date that we determine that the initial offering did not raise $100,000 and we return any funds received from investors, if any.

During the initial offering period, we will sell shares at $1.00 per share with the minimum purchase being $500 or 500 shares. Since there is no selling commission, all proceeds from the sales will go to us, after the minimum amount of shares of 100,000, or $100,000, are sold.

This offering is being made on a self-underwritten basis by us through our principal shareholder and sole officer and director, Peter Goldstein, without the use of securities brokers. All proceeds from the sale of shares will be held in an attorney escrow account maintained by Anslow & Jaclin, LLP, Freehold, New Jersey, as escrow agent for us.

Additional Shares Being Offered

Our selling security holders that we have identified in this prospectus are offering an additional 980,000 of our shares. We will not receive any of the proceeds from any sales of shares by our selling security holders.

Each of the selling security holders may offer and sell from time to time shares of our common stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the selling security holders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

                               PROSPECTUS SUMMARY

This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under Risk Factors and elsewhere in this prospectus.

About Our Company

We were incorporated in Delaware on October 20, 2000. We conduct management consulting services to small and medium sized businesses. We commenced operations as a developmental stage company and had no revenues from inception until, on October 25, 2000, we consummated our merger and reorganization with Global Business Resources, Inc., a Florida corporation, also referred to in this document as GBR-FL and the individual holder of all of the outstanding capital stock of GBR-FL. Peter Goldstein, our sole officer, sole director and principal shareholder was the sole officer, sole director and sole shareholder of GBR-FL. Pursuant to the merger, Mr. Goldstein, as the sole holder of the stock of GBR-FL tendered to us all of the issued and outstanding shares of common stock of GBR-FL in exchange for 7,000,000 shares of our common stock. GBR-FL is now our wholly owned subsidiary.

We were formed for the purpose of providing business consulting services that will enable companies to effectively increase profitability as well as advance the development of their businesses. Our clients are small to medium sized businesses. We initially examine a business client's structure looking towards a way to streamline its operations, organization, or reporting structures. Once a structure is ascertained we then will design, develop and implement systems, procedures and controls required to improve the efficiencies and profitability of our client's companies. We retain business strategy consultants throughout our consulting efforts to lead our clients successfully through ever evolving markets and technologies. We refer to this as the strategy-led approach.

As part of our consulting services, we help our clients identify business objectives and create and prioritize a portfolio of initiatives to increase the profitability and efficiency of their businesses. We design these initiatives to offer a variety of ways to maximize profitability in the new economic environment that has resulted from the widespread acceptance of technology. After creating an initial strategy, we architect and build scalable objectives that can be adapted over time to our clients' evolving needs. We also assist our clients in implementing these strategies by linking the strategies with varied controls and systems and deploying the applications. We refer to the strategies that we develop and implement and our consulting services as "solutions" because our clients use these services to solve business problems or achieve business goals.

How We Are Organized

We were incorporated in Delaware on October 20, 2000. We are authorized to issue two classes of capital stock, which are common stock and preferred stock. Our total authorized common stock is 50,000,000 shares, $0.0001 par value. Our total authorized preferred stock is 10,000,000 shares, $0.0001 par value. We currently have 9,945,000 common shares outstanding and no preferred shares outstanding.

Where You Can Find Us

Our principal executive offices and the principal executive officers of our wholly subsidiary are located at 22154 Martella Avenue, Boca Raton, Florida 33433; and our telephone number is (954) 451-9674.

                             SUMMARY FINANCIAL DATA

The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from inception to June 30, 2001 are derived from, and are qualified by reference to, our financial statements which have been audited by Robert Jarkow, CPA, independent certified public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this Prospectus. Our historical operating results are not necessarily indicative of the results of any future period.

                               Six Months Ended    Year Ended        Year Ended
                               June, 2001          December 31,      December 31,
                                                   2000              1999
STATEMENT OF OPERATIONS
Revenues                      $ 131,282            $102,930            $-0-
Net Income(loss)              $ (24,535)          ($ 40,959)          ($475)
Net Income(loss)per share     ($ 0.0025)         ($  0.0045)          ($0.0001)
Number of Shares used in      9,945,000           9,046,666          8,965,000
calculation of net loss
per share

                                                Six Months Ended
BALANCE SHEET DATA                               June 30, 2001
Working Capital                                       $32,708
Total Assets                                          $32,708
Total Shareholder's Equity                            $32,708

--------------------------------------------
Cumulative totals on a consolidated basis for our operations from October 25, 1999, (date of reinstatement of our wholly owned Florida subsidiary, GBR-FL) to December 31, 1999. We did not have operations other than legal activities relating to its formation. GBR-FL which was formed in December 1996 was our operating entity prior to our formation on October 20, 2000. We are the parent holding company.

SECURITIES OFFERED BY US

The maximum amount of shares offered by us is 2,000,000 shares of our common stock at $1.00 per share, or $2,000,000. The minimum amount of shares offered by us is 100,000 shares of our common stock at $1.00 per share, or $100,000.

OFFERING PERIOD

Initial: We will begin to sell shares on the date listed on the cover of this prospectus. During this initial offering period, we may continue to offer shares from 6 to 12 months. At such time that the minimum $100,000 in shares is sold, we will close the escrow account and the proceeds will be distributed to us for immediate use. If the minimum $100,000 in shares is not sold, we will return all proceeds to the investors without interest.

Continuous: If we do not sell the minimum $100,000 in shares during the initial offering period, we will update this prospectus and continue the offering for up to an additional 12 months from the date we terminate the initial offering because we have not received the minimum amount of shares sold required for this offering and return all proceeds to the investors, if any. During this continuous offering period, we will sell subscriptions for shares at $1.00 per share until a market develops for the shares. We will then sell the shares at the prevailing market rate.

PROCEEDS HELD

Proceeds from these sales will not be paid to us until the $100,000 minimum in sales is achieved. Investments will be held in escrow by Anslow & Jaclin, LLP until the end of the initial offering period. Any interest earned will not be returned to investors.

There is no assurance that interest will be earned on the funds in the escrow account. Even if interest is earned, it will not be returned to investors.

MINIMUM SUBSCRIPTION

The minimum purchase is $500 or 500 shares of our common stock.

RISKS

This investment involves substantial risks. Risks inherent in investing in the company are discussed under "Risk Factors," including the substantive doubt about our ability to continue as a going concern.

PLAN OF DISTRIBUTION

The shares are being offered directly by Peter Goldstein, our principal shareholder, officer and director.

APPLICATION OF PROCEEDS

The proceeds of the offering are expected to be used to continue our business operations and expand the scope of our business. In the event we receive more than the $100,000 minimum, we intend to be more aggressive in implementing our business model.

                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to Global Business Resources, Inc. and not to the selling stockholders.

We depend upon one key employee, Peter J. Goldstein, to generate revenues and if we lose the services of Mr. Goldstein, it may have a material adverse effect on our business.

Our business consists primarily of the delivery of professional services and, accordingly, our success depends heavily on the efforts, abilities, business generation capabilities and project execution of our sole executive officer, Peter J. Goldstein. If we lose the services of Mr. Goldstein or otherwise fail to perform effectively, that could have a material adverse effect on our business, financial condition and results of operations.

Mr. Goldstein, our sole officer and sole director participates in other business ventures which may create time management problems.

Peter Goldstein, our sole officer and sole director is not required to commit his full time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. Mr. Goldstein may engage in other business activities similar and dissimilar to those we are engaged in. To the extent that he engages in such other activities, he will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which he is or may be associated or have an interest, rather than diverting such opportunities to us. Presently, Mr. Goldstein is involved in overseeing and controlling various holdings and investments that include companies engaged in other industries.

In the course of his other business activities, including private investment activities, Mr. Goldstein, our sole officer and director, may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which he is affiliated and he may decide to present the business opportunity to the other entities.

Our business could suffer if we are required to hire additional qualified consultants as employees

We must hire increasing numbers of highly qualified, highly educated consultants as employees. Our failure to recruit and retain a significant number of qualified consultants could have a material adverse effect on our business, financial condition and results of operations. We face significant competition for these employees from our direct competitors, academic institutions, government agencies, research firms, investment banking firms and other enterprises. Many of these competing employers are able to offer potential employees significantly greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than we can. Increasing competition for these consultants may also significantly increase our labor costs, which could have a material adverse effect on our margins and results of operations.

We will depend on outside experts and may be adversely effected if we can not establish such relationships or such experts are limited due to outside conflicts.

We will depend on relationships with outside experts. We will seek to retain the services of outside experts who are highly regarded in their fields and who offer a combination of knowledge, experience and expertise that would be very difficult to replace. We also will depend on the ability to secure some engagements and attract consultants in part because we could offer the services of these outside experts. Most of these outside experts will be able to limit their relationships with us at any time for any reason. These reasons could include affiliations with universities whose policies prohibit accepting specified engagements and the pursuit of other interests and retirement. The limitation or termination of any of their relationships with us or competition from any of them following the termination of their non-competition agreements with us could have a material adverse effect on our business, financial condition and results of operations.

To meet our long-term growth targets, we also need to establish ongoing relationships with additional outside experts that have reputations as leading experts in their fields. We may be unable to establish relationships with any additional outside experts. In addition, any relationship that we do establish may not help us meet our objectives or generate the revenues or earnings that we anticipate.

We have a small client base and a loss of existing business or failure to generate new clients could lead to a decline in our revenues.

A small number of our clients account for a significant portion of our revenues, which may decline if we cannot keep or replace these client relationships. We anticipate that our results of operations in any given period may continue for the foreseeable future to depend to a significant extent upon revenues from a small number of clients. In addition, we anticipate that such clients will continue to vary over time, so that the achievement of our long-term goals will require us to obtain additional significant clients on an ongoing basis. Either our loss of existing clients or our failure to generate new clients would have an adverse effect on our financial condition and results of operations.

Any acquisitions by us may disrupt our business operations if we can not integrate the acquisitions into our business.

We may seek to acquire other businesses, and we may be unable to identify, acquire, successfully integrate or profitably manage any business without substantial expense, delay or other operational or financial problems. In addition, we may be unable to achieve the financial, operational and other benefits we anticipate from any acquisition. We may be unable to manage these companies profitably or successfully integrate their operations with our own. Competition for future acquisition opportunities in our markets could increase the price we pay for businesses we acquire and could reduce the number of potential acquisition targets.

Maintaining our professional reputation is critical to our future success to secure new clients and hire qualified consultants since we are a service business

Our ability to secure new clients and hire qualified consultants as employees depends heavily on our overall reputation as well as the individual reputations of our consultants and principal outside experts. Because we will obtain a majority of our new engagements from existing clients or from referrals by those clients, any client that is dissatisfied with our performance on a single matter could seriously impair our ability to secure new engagements. Any factor that diminishes our reputation or the reputations of any of our personnel or outside experts could make it substantially more difficult for us to compete successfully for both new engagements and qualified consultants.

Intense Competition from other business consulting firms could negatively impact our business.

The market for business consulting services is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. In general, there are few barriers to entry into our markets, and we expect to face additional competition from new entrants into the business consulting industry. In the business consulting market, we compete primarily with other business and management consulting firms, specialized or industry-specific consulting firms, the consulting practices of large accounting firms, and the internal professional resources of existing and potential clients. Many of our competitors have national and international reputations as well as significantly greater personnel, financial, managerial, technical and marketing resources than we do. Some of our competitors also have a significantly broader geographic presence than we do.

We intend to grow through acquisitions of other companies and we will encounter significant delays, costs and other problems if we do not successfully implement these acquisitions.

One of our business strategies is to acquire other businesses which are in the business consulting industry. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to complete an acquisition and other acquisitions may be constrained by, among other things, our ability to raise additional capital or obtain debt financing. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

* the difficulty of assimilating the acquired operations and personnel; * the potential disruption of our ongoing business and diversion of resources and management time; * the possible inability of management to maintain uniform standards, controls, procedures and policies; * the risks of entering markets in which we have little or no direct prior experience; and * the potential impairment of relationships with employees or customers as a result of changes in management.

Therefore, we cannot present to you that we will be able to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into us without encountering significant delays, costs or other problems.

Our entry into new lines of business could adversely affect our results of operations since it will detract from our core consulting business.

If we attempt to develop new practice areas outside our core business consulting services, that effort could have a material adverse effect on our results of operations because it will detract from our core consulting business. Our efforts in new practice areas or new lines of business involve inherent risks, including risks associated with inexperience and competition from mature participants in the markets we enter. Our inexperience may result in costly decisions that could have a material adverse effect on our business, financial condition and results of operations.

If our clients are dissatisfied with our services it may result in professional liability lawsuits and loss of our reputation.

Our services typically carry risks of professional and other liability. Many of our engagements involve matters that could have a severe impact on the client's business, cause the client to lose significant amounts of money or prevent the client from pursuing desirable business opportunities. Accordingly, if a client is dissatisfied with our performance, the client could threaten or bring litigation in order to recover damages or to contest its obligation to pay our fees. Litigation alleging that we performed negligently or otherwise breached our obligations to the client could expose us to significant liabilities and tarnish our reputation.

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we currently intend to seek a market maker to apply for a listing on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We can not assure you that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

Penny Stock rules may make buying or selling our stock difficult.

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

This offering is self-underwritten and no independent due diligence has been undertaken.

This offering is self-underwritten by the our sole officer and sole director and potential investors should give careful consideration to all aspects of this offering before any investment is made. Due to the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering as would have been performed in an underwritten offering.

Our present stockholders acquired their shares at a substantially lower price than investors will acquire their shares and therefore the investors will bear most of the risk of loss without the benefit of controlling us

Our present stockholders have acquired their shares at a cost substantially below the offering price in this offering. Accordingly, purchasers of the shares will bear most of the risk of loss although control of us will be maintained absolutely by our existing stock holders by virtue of their percentage stock ownership.

We do not have any independent directors and investors that disagree with decisions made by Peter J. Goldstein, as the sole director, will lack the ability to change the composition of our board of directors since Mr. Goldstein is the majority shareholder

Upon completion of the offering, and for an extended period of time, we intend to have only one director, Peter J. Goldstein. Therefore, we do not have any independent directors. Since Mr. Goldstein is our majority shareholder and shareholders elect directors, if investors disagree with decisions made by Mr. Goldstein the investors will lack the ability to change the composition of our board of directors.

We have a history of net losses and we may require additional funds to achieve our current business strategy; our inability to obtain financing could prevent us from maintaining our business operations

Since inception, we have incurred losses, and as of the six months ending June 30, 2001, we had an accumulated deficit on a consolidated basis of $65,969. Our ultimate success in fully implementing our business model and meeting our cash flow obligations is dependent on our ability to raise additional capital, as to which there can be no assurances. We currently believe that we have the ability to obtain additional equity or debt financing. As of the six months ending June 30, 2001 we have a positive cash balance of $32,708 and we are expected to meet our operating cash flow needs for the next 12 months and for the foreseeable future thereafter. We also plan to sell stock in private equity financings to cover unanticipated cash flow deficiencies.

Even with the proceeds from this offering we may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of being a business consultant. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have a material adverse effect on our ability to implement our acquisition and growth strategy, and as a result, could require us to diminish or suspend our acquisition strategy and possibly cease our operations.

                                 USE OF PROCEEDS

We estimate that we will receive gross proceeds of $100,000 from the sale of the 100,000 shares of common stock offered as the minimum amount of shares in this offering and up to $2,000,000 for the sale of the 2,000,000 shares of common stock offered as the maximum amount of shares in this offering; in both instances assuming an initial public offering price of $1.00 per share. While we cannot predict with certainty how the proceeds of this offering will be used, we currently intend to use them approximately as follows:

                                                  Gross Proceeds
                                                  --------------
                                                      $100,000       $1,000,000           $2,000,000
                                                      --------       ----------           ----------
                                            Dollar    Percent       Dollar     Percent       Dollar    Percent
                                            ------    -------       ------     -------       ------    -------
                                            Amount    Age           Amount     Age           Amount    Age
                                            ------    ---           ------     ---           -------   ---
Offering expense                           $28,245     28.25%       $28,245     2.82%       $28,245     1.41%
Equipment and                              $12,900     12.90%      $267,255    26.73%       550,000    27.50%
technology,
including,
hardware and
software
Marketing and
Advertising                               $25,100      25.10%      $168,500    16.85%      $346,755    17.34%
General                                   $33,755      33.75%      $536,000    53.60%     1,075,000    53.75%
corporate
purposes,
including
working capital
Gross Proceeds                           $100,000        100%    $1,000,000      100%     2,000,000      100%
Net Proceeds                             $ 71,755                $  971,755               1,971,755

Pending these uses, the net proceeds of the offering will be invested in short-term, interest-bearing investments or accounts.

The cost, timing and amount of funds we need cannot be precisely determined at this time and will be based on numerous factors. Our board of directors has broad discretion in determining how the proceeds of this offering will be applied.

The foregoing represents our current best estimate of our use of the net proceeds derived from the exercise of the options to purchase the shares of our common stock, if any, based upon our present plans, the state of our business operations and current conditions in the industries in which we operate. We reserve the right to change the use of the net proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

                       LACK OF MARKET FOR OUR COMMON STOCK

There is no established public trading market for our shares of common stock. We intend to seek a market maker to apply for a listing on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

Since our shares of common stock are not listed or quoted on any exchange or quotation system, the offering price of the shares of our common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Global. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.

                                    DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

We are a business consulting firm that applies our services to a broad range of clients that will enable companies to effectively increase profitability as well as advance the development of their businesses. We provide original and authoritative advice for clients involved in many high-stakes matters, such as acquisitions, new product introductions and general corporate strategies.

We derive revenues principally from professional services rendered by our employee consultant. In most instances, we charges clients on a time-and-materials basis and recognize revenues in the period when we provide our services. We charge consultants' time at hourly rates and on a per project basis. However, in the future, as we retain the services of additional outside employee consultants with differing skills, our hourly rates may vary from consultant to consultant depending on a consultant's position, experience and expertise, and other factors. Outside experts may or may not bill clients directly for their services. As a result, we will generate substantially all of our own professional services fees from the work of our own full-time consultants. Factors that affect our professional services fees include the number and scope of client engagements, the number of consultants employed by us, the consultants' billing rates, and the number of hours worked by the consultants.

On October 25, 2000, we restructured and consummated a Share Exchange Agreement and Reorganization. Pursuant to the agreement, the shareholders of GBR-FL tendered all issued and outstanding shares of their common stock of GBR-FL to us in exchange for 7,000,000 Shares of our common stock. Peter Goldstein, our sole officer, sole director and principal shareholder was the sole officer, sole director and sole shareholder of GBR-FL. GBR-FL is now our wholly owned subsidiary.

Management's Plan of Operations

Our current clients are comprised of small to medium sized enterprises located throughout Florida. We have been successful in introducing our business consulting services in the South Florida region. Our marketing strategy with respect to our business consulting services includes various sources in our search for potential business opportunities including our officer and director, consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present management with unsolicited proposals.

During the balance of 2001, we plan to expand the number of outside consultants and employees. This expansion may be accomplished by the success of the present registration statement and the increase in our business consulting revenue stream. We believe that when such acquisitions are combined with our business consulting services, we will realize other economic benefits due to increase economies of scale which will consolidate our expenses and in turn enhance our profit structure.

12 Month Plan of Operations

Over the next twelve(12) months, we will focus on the development of potential contracts and new business. We will continue to grow and develop our market share with a marketing plan focused on our core business. The constant focus of our management team includes identifying, cultivating and attracting both new and existing clients, promoting cost-effective services, the availability and accessibility of executive management.

We may use additional employees, including part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. We believe we will be able to operate in this manner and to continue our search for business opportunities during the next twelve months.

RECENT FINANCIAL RESULTS

FISCAL 2000 COMPARED TO FISCAL 1999

Revenues for the fiscal year ending December 31, 2000 were $102,930. We had no revenue during the fiscal year ending 1999. The increase in revenues was due primarily to an increase in consulting services for new and existing clients during the period. Net loss for the fiscal year 2000 was $40,959 or $.0045 per share on a basic and diluted basis. By comparison, net loss for the fiscal year 1999 was $.0001 per share on a basic and diluted basis.

Selling, General and Administrative. Selling, general and administrative expenses for the fiscal year ending December 31, 2000 were $143,889, and $475 for the fiscal year ending December 31, 1999. Selling, general and administrative expenses increased because we commenced operations.

Provision for Income Taxes. The provision for income taxes was not made in fiscal 1999 or in fiscal 2000 due to a net operating loss before income taxes.

Results of Operations

For the Six Months Ending June 30, 2001 and 2000

Revenues for the six months ending June 30, 2001 were $131,262. This represents an increase of $62,380 as compared to revenues of $68,882 for the six months ending June 30, 2000. Net loss from operations for the six months ending June 30, 2001 was ($24,535) or ($0.0025) per share as compared to a net loss of ($27,410) or ($0.0031) per share from operations for the six months ending June 30, 2000.

Selling, General and Administrative. Selling, general and administrative expenses increased by $59,325, or 62%, to $155,617 for the six months ending June 30, 2001 from $96,292 in the six months ending June 30, 2000. As a percentage of revenues, general and administrative expenses decreased approximately 22% to 118% of revenues for the six months ending June 30, 2001 from 140% of revenues for the six months ending June 30, 2000.

Provision for Income Taxes. There was no provision for income taxes in either the six months ending June 30, 2001 or the six months ending June 30, 2000 due to our incurring a net operating loss before income taxes.

LIQUIDITY AND CAPITAL RESOURCES

Our financing activities provided cash of $0 for the 6 months ending June 30, 2001, $49,000 in fiscal 2000 and $49,677 in fiscal 1999. In fiscal 1999, fiscal 2000 and the six months ending June 30, 2001, no cash from operating activities was generated. As of the six months ending June 30, 2001, net decrease in cash used in operating activities was ($24,535), consisting primarily of a decrease in cash flows from operating activities.

Our financing activities used cash of $475 in fiscal 1999, $40,959 in fiscal 2000 and as of the six months ending June 30, 2001, $24,535. A principal use of cash for financing activities in those years was payment of operational activities. In fiscal 1999, our financing activities provided cash of $49,677. This consisted primarily of the net proceeds from the issuance of our stock and a capital contribution from our sole executive officer, Peter Goldstein. In fiscal 2000, our financing activities provided cash of $49,000. This consisted primarily of the net proceeds from the issuance of our stock to 28 investors.

As of the six months ending June 30, 2001, we had cash of $32,708 and working capital of $32,708.

We believe that our existing cash balances will be sufficient to meet our working capital and capital expenditure requirements for the next 12 months and for the foreseeable future. To date, inflation has not had a material impact on our financial results. However, inflation may adversely affect our future financial results.

Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, data contained in our records and other available data from third parties, but there can be no assurance that our expectations, beliefs or projections will result, or be achieved, or be accomplished.

                                   THE COMPANY

We were incorporated in Delaware on October 20, 2000. We commenced operations as a developmental stage company and had no revenues from inception until consummating our merger and reorganization with Global Business Resources, Inc. a Florida corporation, referred to as "GBR-FL,", on October 25, 2000. GBR-FL, remains our wholly-owned subsidiary. Unless the context requires otherwise, all references to us include GBR-FL.

We were formed for the purpose of providing business consulting services that will enable companies to effectively increase profitability as well as advance the development of their businesses. Our clients are small to medium sized businesses. We initially examine a business client's structure looking towards a way to streamline its operations, organization, or reporting structures. Once a structure is ascertained we then will design, develop and implement systems, procedures and controls required to improve the efficiencies and profitability of our client's companies. We retain business strategy consultants throughout our consulting efforts to lead our clients successfully through ever evolving markets and technologies. We refer to this as the strategy-led approach.

As part of our consulting services, we help our clients identify business objectives and create and prioritize a portfolio of initiatives to increase the profitability and efficiency of their businesses. We design these initiatives to offer a variety of ways to maximize profitability in the new economic environment that has resulted from the widespread acceptance of technology. After creating an initial strategy, we architect and build scalable objectives that can be adapted over time to our clients' evolving needs. We also assist our clients in implementing these strategies by linking the strategies with varied controls and systems and deploying the applications. We refer to the strategies that we develop and implement and our consulting services as "solutions" because our clients use these services to solve business problems or achieve business goals.

We deliver our services through consultants with varied backgrounds in business strategy, operational, financial, and organizational management experience. Because these consultants have different skills and work closely together throughout a client engagement, we refer to them as being "integrated" and "multi-disciplinary." Our integrated, multi-disciplinary approach allows us to deliver high quality initiatives without the time delays and increased costs associated with handing off a project from one team to another.

Our commitment to entrepreneurial innovation allows us to provide our clients with professional services from consultants who have extensive small to medium size business experience. Our delivery model is based upon a proprietary methodology that we call Profit design. This methodology is designed to ensure that we:

  .  involve all of our competencies in each phase of our engagements;
  . take advantage of the standards, benchmarks and approaches we have developed; and
  . follow detailed control procedures that are designed to ensure that we are delivering high quality solutions.

Our objective is to become a leader of small to medium sized business-consulting services. Our business strategy for accomplishing this objective includes continuing to attract and retain outstanding professionals, continuing to develop long-term client relationships, continuing to serve cutting-edge clients, enhancing and extending our service offering and continuing to build our corporate image.

Our principal executive offices are located at 22154 Martella Avenue, Boca Raton, Florida 33433. Our telephone number is (561)451-9674.

Marketing Strategy

We will rely to a significant extent on the initial efforts of our sole executive officer and sole director, Peter Goldstein, to market our services. As we generate additional working capital we will shift our dependence to new officers and principals, outside employees and consultants retained by us to market our services. We will encourage our consultants to generate new business from both existing and new clients, and reward our consultants with increased compensation and promotions for obtaining new business. In pursuing new business we will focus on emphasizing our reputation and experience, while also promoting the expertise of the particular outside employee who may work on the project.

Business Strategy

Our strategy is to become a leading provider of business consulting services to the small and medium size companies. We will deliver our services through consultants with varied backgrounds in business strategy, operational, financial, and organizational management experience. Because these consultants have different skills and work closely together throughout a client engagement, we refer to them as being "integrated" and "multi-disciplinary." Our integrated, multi-disciplinary approach will allow us to deliver high quality initiatives without the time delays and increased costs associated with handing off a project from one team to another.

Our strategy-led approach includes:

o analyzing the client's industry, business model and goals; o developing a portfolio of solutions in the context of an overall business strategy; and o developing and launching various objectives in a sequence that is designed to maximize profitability and shareholder value over the long term.

Our commitment to entrepreneurial innovation allows us to provide our clients with professional services from consultants who have extensive small to medium size business experience. Our delivery model is based upon a proprietary methodology that we call Profit design. This methodology is designed to ensure that we:

*involve all of our competencies in each phase of our engagements; *take advantage of the standards, benchmarks and approaches we have developed; and *follow detailed control procedures that are designed to ensure that we are delivering high quality solutions.

Consulting Industry & Competition

The business consulting industry in the United States is intensely competitive, highly fragmented and subject to rapid change. In general, there are few barriers to entry into our markets, and we expect to face additional competition from new entrants into the business consulting industries. We believe that the principal competitive factors in our market to be reputation, analytical ability, industry experience and service. We compete primarily with other business and management consulting firms, specialized or industry specific consulting firms, the consulting practices of large accounting firms such as Arthur Anderson's former consulting arm now known as ACCENTURE, and the internal professional resources of existing and potential clients. We believe that the primary competitive factors in our market are reputation, industry expertise and analytical ability, service and price. Furthermore, many of our competitors have international reputations as well as significantly greater personnel, financial, managerial, technical and marketing resources than we do. In addition, many of our competitors also have a significantly greater geographic presence than we do. We may be unable to compete successfully with our existing competitors or with any new competitors.

Government Regulation

Although government regulation does not impact our management consulting business directly with the exception of payroll taxes on the state and federal levels we anticipate that our clients who engage in segments of business which involves an exposure to the Internet may have an impact. We are observing that Laws and regulations directly applicable to Internet communications, commerce and marketing are becoming more prevalent. If any of these laws hinders the growth in use of the Internet generally or decreases the acceptance of the Internet as a medium for communication, commerce and marketing, our prospects business may suffer materially. The United States Congress has enacted Internet laws regarding children's privacy, copyrights and taxation. Other laws and regulations may be adopted covering issues such as user privacy, pricing, content, taxation and quality of products and services. State and foreign governments might attempt to regulate Internet transmissions or levy sales or other taxes relating to Internet activity. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet and Internet advertising and marketing services. In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet.

                            EMPLOYEES AND CONSULTANTS

As of August 17, 2001, our sole executive officer and sole director was Peter J. Goldstein. We will form teams of consultants with which we may consult on various matters relating to our business. Consultants may not be officers or directors although they may be shareholders. The establishment of a consulting team is not intended to be a delegation by our officers and directors of their power of management and control, as management and control of us shall at all times be retained by our officers and directors. As of the date of this Prospectus, we have not engaged any persons to provide consulting services to or on our behalf

                             DESCRIPTION OF PROPERTY

We currently operate our primary business office at the premises located at 22154 Martella Avenue, Boca Raton, Florida. This space is owned by Peter Goldstein, our sole officer, director and principal shareholder. We do not pay rent to Peter for use of the space. This space is presently sufficient for our operations.

                                LEGAL PROCEEDINGS

There have never been any civil, administrative or criminal proceedings concluded, pending or on appeal against Peter Goldstein or us.

                                   MANAGEMENT

Directors and Executive Officers

The following sets forth the age and position held of our sole director and sole executive officer as of the date of this prospectus:

NAME                    AGE              POSITIONS HELD
-------------------------------------------------------------------------------
Peter J. Goldstein      38               Chairman, President, CEO and Director

PETER J. GOLDSTEIN has been our Chairman of the Board, President, CEO and our sole director since our inception in 1996. Mr. Goldstein provides essential professional business consulting services for small to medium sized entrepreneurial companies. Mr. Goldstein was a partner in GreenGold International Corporation from 1998 to 2000, a management consulting firm headquartered in Miami, Florida. GreenGold is a business consulting company specializing in business analysis, strategic planning and corporate re-engineering of small to mid-sized companies. While employed by us, Mr. Goldstein attended the University of Miami from 1996 to 1998 during which time he earned a Masters of Business Administration degree in International Business.

BOARD COMMITTEES

Our board of directors has established no committees.

EXECUTIVE COMPENSATION

Compensation of Directors

Our directors will not receive compensation for services on our board of directors or any board committees, but directors may be reimbursed for certain expenses in connection with attendance at our board and committee meetings.

Executive Compensation

Peter Goldstein received 1,965,000 shares of our common stock as founder's shares. Although there are no employment agreements in place, Peter will be paid compensation based upon adequate cash flow derived from our consulting revenues. If only the minimum amount of shares is sold and no other funds are available, Peter's salary will be $75,000. The salary will be deferred until cash flow is available to adequately pay the salary.

Stock Option Plans

We have not adopted any stock option plans as of the filing of this registration statement. The following table sets forth information with respect to stock options granted to our named executive officers during fiscal year 2001:

                          OPTION GRANTS IN FISCAL 2000

                             (INDIVIDUAL GRANTS) (1)

                         NUMBER OF%              OF TOTAL OPTIONS
                         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN      EXERCISE        EXPIRATION
NAME                     OPTIONS GRANTED         FISCAL                       PRICE           DATE
                                                 2001
                                                 ----
None

No executive officer held options during the 2000 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

None

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of August 17, 2001 regarding ownership of our common stock (i) by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) by each of our directors, (iii) by certain related stockholders and (iv) by all of our executive officers and directors as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted. As of August 17, 2001, there were 9,945,000 shares of our common stock outstanding. The percentage of beneficial ownership calculation below is based upon the 9,945,000 shares that currently are entitled to vote on all our shareholder issues.

                                                                                 After the Offering
                                                                                 ------------------
                                        Prior to Offering                Minimum                 Maximum
                                        -----------------                -------                 -------
Name of Beneficial Owner:           Number               %       Number             %     Number               %
------------------------            ---------       ------       ---------     ------     ---------       ------
Peter Goldstein                     7,965,000       80.09%       7,965,000     79.29%     7,965,000       66.68%

All Directors, Officers
and 5% Shareholders as a
Group                               7,965,000       80.09%       7,965,000     79.29%     7,965,000       66.68%

                              --------------------

o        Reflects total outstanding Shares of 9,945,000 as of August 17, 2001.

o Assumes issuance and sale of 100,000 of our shares during the offering period in addition to 9,945,000 of our shares outstanding as of August 17, 2001, amounting to an aggregate 10,045,000 Shares.

o Assumes issuance and sale of 2,000,000 of our shares during this offering period in addition to the 9,945,000 of our shares outstanding as of August 17, 2001, amounting to an aggregate 11,945,000 Shares.

o        Peter Goldstein is our Chairman, CEO and President.

                                    DILUTION

The following table shows the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present shareholders and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by our present shareholders.

                     Dilution for $100,000 Minimum Offering

Initial public offering price per share                        $1.00

    Net tangible book value per share before offering         (0.003)
    Increase per share attributable to new shareholders        0.007

Pro forma net tangible book value per share after offering    $0.010
                                                              ------
Total dilution per share to new shareholders                   $0.99
                                                               =====

                   Shares Purchased                 Total Consideration
                   ----------------                 -------------------
                                                             Average Price
           Number        Percent     Amount        Percent   Per Share
           ------       -------     ------         ------    ---------
Existing   9,945,000      99.004%    $ 98,677       49.67%      $0.0099
Shares

New          100,000        0.996%   $100,000       50.33%      $1.00
Shares       -------        -----     -------      -----       ------

Total     10,045,000      100.00%    $198,677      100.00%      $0.0198

                    Dilution for $2,000,000 Maximum Offering

Initial public offering price per Share                      $1.00

    Net tangible book value per Share before offering       ($0.003)
    Increase per share attributable to new shareholders      $0.165

Pro forma net tangible book value per Share after offering   $0.168
                                                              -----
Total dilution per Share to new Shareholders                 $0.832
                                                              =====

                   Shares Purchased                 Total Consideration
                   ----------------                 -------------------
                                                             Average Price
           Number        Percent     Amount        Percent   Per Share
           ------       -------     ------         ------    ---------
Existing   9,945,000    83.25%    $  98,677         4.70%      $0.0099
Shares
New        2,000,000    16.75%    2,000,000        95.30%      $1.00
Shares      ---------    ----      --------         ----       --------
Total      11,945,000  100.00%    2,098,677       100.00%      $0.1757

                            SELLING SECURITY HOLDERS

Of the 2,980,000 shares of our common stock covered by this prospectus, a maximum of 2,000,000 are being offered for sale by us and the remaining 980,000 shares are being sold by our existing shareholders.

The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by the selling security holder as of August 17, 2001, and the number of shares being offered by each selling security holder. During the past three years, no selling security holder has been our officer, director or affiliate, nor has any selling security holder had any material relationship with us during the period, other than as set forth below.

The shares of our common stock being offered by this prospectus are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of the shares of common stock immediately under this prospectus. Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by any selling security holder upon termination of any offering made under this prospectus; accordingly, the following table assumes the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.

Name of  Owner        Address of Owner         Shares Being Sold   Percent of Class
-----------------     ------------------       ----------------    -----------
Jessica Acierno       106 LaMancha Ave.                35,000(1)        .0035
                      Royal Palm Beach, FL 33411

Robert Lee Clark      1231 NW 179th Street             35,000(1)        .0035
                      Miami, FL 33169

National LAC Support  3855 NE 22nd Way                 35,000(1)        .0035
                      Lighthouse Pt., FL 33064

Gretchen Dore         7810 Ridgewood Dr.               35,000(1)        .0035
                      Lake Worth, FL 33467

Kerri Frezza1         5200 Oak Chase Court             35,000(1)        .0035
                      Wellington, FL 33414

Corina S. Hart        4220 M. Federal H/W, #2          35,000(1)         0035
                      Ft. Lauderdale, FL 33308

Naomi Kamioka         7550 NW 29th Street              35,000(1)        .0035
                      Margate FL 33063

Ross Kelley           130 N. Palm Way                  35,000(1)        .0035
                      Lake Worth, FL 33460

Kathleen Major        11820 66th Street North          35,000(1)        .0035
                      West Palm Beach, FL 33412

David A. McHugh       4321 NE 21st Ave.                35,000(1)        .0035
                      No. 8A
                      Ft. Lauderdale, FL 33308

Dennis Montoya        10360 NW 40th Place              35,000(1)        .0035
                      Coral Springs, FL 33068

Joanne C. Reyes       6382 Bischoff Road               35,000(1)        .0035
                      West Palm Beach, FL 33413

Theodore D. Stechschulte 1094 Goldenrod Rd.            35,000(1)        .0035
                       Wellington, FL 33414

Nancy Zarate           3768 Mill Run Ct.               35,000(1)        .0035
                       Greenacres, FL 33463


Brian Callanan        7340 SW 5th Street              35,000 (1)        .0035
                      Plantation, FL 33317

John Christopher      100 Kings Point Dr #202          35,000(1)        .0035
Meghrian              Sunny Isles, Fl 33160

James Eberts          252 Sable Palm Terrace           35,000(1)        .0035
                      Boca Raton, Fl 33432

Robert Anderson       2609 NE 22nd Street              35,000(1)        .0035
                      Fort Lauderdale, Fl 33305

Gerald Breslauer1     1453 Ohanu Circle                35,000(1)        .0035
                      Boynton Beach, Fl 33437

Ronald Lichtman       141 NW 20th Street               35,000(1)        .0035
                      Suite G103
                      Boca Raton, Fl 33431

Betty Saxe            3232 Westminster Drive           35,000(1)        .0035
                      Boca Raton, Fl 33496

Betty Williamson      337 Galway Road                  35,000(1)        .0035
                      Bristol, Tenn 37620

Charles Rottersmann   60 St Stephens School Rd.        35,000(1)        .0035
                      Austin Texas 78746

Boru Enterprises      301 Palm Trail                   35,000(1)        .0035
                      Delray Beach, Fl 33483

Sharon Baker          104 Half Moon Circle #H3         35,000(1)        .0035
                      Hypoluxo, Fl 33462

Stephen Echols        160 Marine Way                   35,000(1)        .0035
                      Delray Beach, Fl 33483

Pamela Anderson       2609 NE 22nd Street              35,000(1)        .0035
                      Fort Lauderdale, Fl 33305

Alvin Goldstein       144 13th St NE                   35,000(1)        .0035
                      Atlanta, Ga 30309
Total                                                   980,000

---------------------------

(1) Assumes sale of all shares offered by each selling shareholder.

Assuming that all the other shares registered in this prospectus are issued, the total outstanding shares of our common stock as of August 17, 2001, with no other shares issued, will be 11,945,000. In such event, Peter Goldstein's ownership of 7,965,000 shares will represent 66.68% of our total voting shares and a controlling interest in the voting shares.

                              PLAN OF DISTRIBUTION

Our shares of common stock may be sold or distributed from time to time by our selling stockholders or by pledgees, donees or transferees of, or successors in interest to, our selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales;

o transactions involving cross or block trades on any securities or market where our common stock is trading;
o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
o "at the market" to or through market makers or into an existing market for the common stock;
o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
o    any combination of the foregoing, or by any other legally available means.

In addition, our selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with our selling stockholders. Our selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from our selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Our selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently operate our primary business office at the premises located at 22154 Martella Avenue, Boca Raton, Florida. This space is owned by Peter Goldstein, our sole officer, director and principal shareholder. We do not pay rent to Peter for use of the space.

On October 25, 2000, we consummated our merger and reorganization with Global Business Resources, Inc., a Florida corporation, also referred to in this document as GBR-FL and the individual holder of all of the outstanding capital stock of GBR-FL. Peter Goldstein, our sole officer, sole director and principal shareholder was the sole officer, sole director and sole shareholder of GBR-FL. Pursuant to the merger, Mr. Goldstein, as the sole holder of the stock of GBR-FL tendered to us all of the issued and outstanding shares of common stock of GBR-FL in exchange for 7,000,000 shares of our common stock. GBR-FL is now our wholly owned subsidiary.

                    DELAWARE BUSINESS COMBINATION PROVISIONS

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

o for any breach of a director's duty of loyalty to the corporation or its stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the Delaware General Corporation Law.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

The validity of our shares of common stock being offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Freehold, New Jersey.

                                     EXPERTS

Our financial statements as of the six months ended June 30, 2001, audited, and for the fiscal years ended December 31, 2000 and 1999, audited, have been included in this prospectus in reliance upon the report appearing elsewhere herein, of Robert Jarkow, independent Certified Public Accountant, Ft. Lauderdale, Florida, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

                              FINANCIAL STATEMENTS

                         GLOBAL BUSINESS RESOURCES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2000 and 1999
                         Six Months Ended June 30, 2001


                         GLOBAL BUSINESS RESOURCES, INC.

                                Table of Contents

Independent Auditor's Report                                                1

Consolidated Balance Sheets                                                 2

Consolidated Statements of Operations                                       3

Consolidated Statement of Shareholders' Equity                              4

Consolidated Statements of Cash Flows                                       5

Notes to Consolidated Financial Statements                                 6-7

                                  ROBERT JARKOW
                           CERTIFIED PUBLIC ACCOUNTANT

                            3111 North Andrews Avenue
                         Fort Lauderdale, Florida 33309
                                 (954) 630-9070

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Global Business Resources, Inc.

     I have audited the accompanying consolidated balance sheets of Global Business Resources, Inc. as of June 30, 2001 and December 31, 2000 and the consolidated statements of operations, shareholders' equity, and cash flows for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

     I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Business Resources, Inc. as of June 30, 2001 and December 31, 2000, and the results of its operations and cash flows for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

July 31, 2001

                         GLOBAL BUSINESS RESOURCES, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                June 30,     December 31,
                                                                                  2001          2000
                                                                              ------------- ------------
                                      ASSET
Current Asset-cash                                                                  $32,708      $57,243
                                                                              ============= ============

                              SHAREHOLDERS' EQUITY

Shareholders' Equity

     Preferred stock-par value $.0001; 10,000,000 shares authorized-none issued          $0           $0

     Common stock-par value $.0001; 50,000,000 shares authorized,
          9,945,000 issued and outstanding                                           98,677       98,677

     Deficit                                                                        -65,969      -41,434
                                                                              ------------- ------------
           Total shareholders' equity                                                32,708       57,243
                                                                              ------------- ------------
                                                                                    $32,708      $57,243
                                                                              ============= ============

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years Ended December 31, 2000 and 1999
                     Six Months Ended June 30, 2001 and 2000

                                                           Six Months Ended June 30,   Year Ended December 31,
                                                         --------------------------   -------------------------
                                                             2001          2000            2000         1999
                                                         ------------ -------------   -------------  ----------
                                                                        Unaudited
     Revenue                                                 $131,282       $68,882        $102,930

     Selling, general, and administrative expenses            155,817        96,292         143,889        $475
                                                         ------------ -------------   -------------  ----------

          Net  (loss)                                        -$24,535      -$27,410        -$40,959       -$475
                                                         ============ =============   =============  ==========

                                                             -$0.0025      -$0.0031        -$0.0045    -$0.0001
                                                         ============ =============   =============  ==========
     (Loss) per common share-basic

     Weighted - average common shares outstanding           9,945,000     8,965,000       9,046,666   8,965,000
                                                         ============ =============   =============  ==========


   The accompanying notes are an integral part of these financial statements.

                         GLOBAL BUSINESS RESOURCES, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                     Years Ended December 31, 2000 and 1999
                         Six Months Ended June 30, 2001

                                                               Common Stock
                                                           ----------------------
                                                            Shares       Amount      Deficit
                                                           ---------  ----------- ------------
Initial capitalization                                     8,965,000      $49,677

Net (loss) for the year ended December 31, 1999                                          -$475
                                                           ---------  ----------- ------------

     Balance December 31, 1999                             8,965,000       49,677         -475

Common stock sold for cash                                   980,000       49,000

Net (loss) for the year ended December 31, 2000                                        -40,959

                                                           ---------  ----------- ------------
     Balance December 31, 2000                             9,945,000       98,677      -41,434

Net (loss) for the six months ended June 30, 2001                                      -24,535

                                                           ---------  ----------- ------------
     Balance June 30, 2001                                 9,945,000      $98,677     -$65,969
                                                           =========  =========== ============

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL BUSINESS RESOURCES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 2000 and 1999
                     Six Months Ended June 30, 2001 and 2000

                                                          Six Months Ended June 30,   Year Ended December 31,
                                                         -------------------------   -------------------------
                                                            2001          2000           2000          1999
                                                         ----------  -------------   ------------  -----------
                                                                       Unaudited
Cash flows from operating activities
       Net (loss)                                          -$24,535       -$27,410       -$40,959        -$475
                                                         ----------  -------------   ------------  -----------

              Net cash (used) by operating activities       -24,535        -27,410        -40,959         -475
                                                         ----------  -------------   ------------  -----------

Cash flows from financing activities
       Sale of common stock                                                                49,000       49,677

                                                         ----------  -------------   ------------  -----------
              Net cash provided by financing activities           0              0         49,000       49,677
                                                         ----------  -------------   ------------  -----------

Net increase (decrease) in cash                             -24,535        -27,410          8,041       49,202

Cash - beginning                                             57,243         49,202         49,202            0
                                                         ----------  -------------   ------------  -----------

Cash - ending                                               $32,708        $21,792        $57,243      $49,202
                                                         ==========  =============   ============  ===========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2001

Note 1. Nature of Business

     The Company provides business consulting services to small-medium sized entities. The Company designs, develops and implements systems to increase profitability, enhance efficiencies and advance the development of its client companies.

Note 2. Summary of Significant Accounting Policies

History and Basis of Presentation

     Global Business Resources. Inc. was incorporated in the State of Delaware, on October 20, 2000 and issued 1,965,000 shares of common stock. On October 25, 2000, the Company acquired Global Business Resources. Inc. a Florida corporation ( incorporated December 1996 and began business in 1999) in an exchange for stock. The Company issued 7,000,000 shares of stock for 100% of the outstanding stock of the Florida corporation and became a wholly owned subsidiary.

     The transaction was accounted as a capital transaction and not a business combination because the stockholders of both companies were identical. Accordingly, the recorded assets, liabilities, and operations of the Florida company were carried forward at historical amounts and the equity has been restated to give effect to the transaction from inception.

     All significant intercompany transactions and balances have been eliminated.

Revenues

     The Company recognizes revenues when services are performed.

Use of Estimates

     Use of estimates and assumptions by management is required in the preparation of financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates and assumptions.

                         GLOBAL BUSINESS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2001


Note 2. Summary of Significant Accounting Policies (continued)

(Loss) Per Share

     Basic (loss) per share equals net (loss) divided by the weighted average shares outstanding during the period. There are no items to give rise to diluted shares.

Note 3. Operating Facilities

     The Company's operating facilities, including equipment, are provide by the majority shareholder at no cost to the Company.

Note 4. Major Customers

     Major Customers -The Company sells its services to a limited number of customers. Each customer generated more than 10% of the revenues of the Company.

Note 5. Income taxes

     At June 30, 2001 and December 31, 2000, the Company had net operating loss carryforwards, of approximately $66,000 and $41,000, respectively, expiring through 2016. The deferred tax benefit of the net operating loss carryforwards, of approximately $11,000 at June 30, 2001 and $6,000 at December 31, 2000, have been fully reserved for due to the uncertainty of its recognition.

     At June 30, 2001 and December 31, 2000, there are no other items that give rise to deferred income taxes.

Note 6.Common Stock

     In October 2000, the Company had a private placement offering of 980,000 shares of its common stock at $0.05 per share. There were no costs of the offering. The stock was sold pursuant to Rule 506 of Regulation D under the United States Securities Act of 1933.

     The 7,000,000 shares of common stock issued for the acquisition of Global Business Resources, Inc., as discussed in Note 1, was valued at initial capitalization because the Company was privately owned and no market existed for the sale of its stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes of accountants since inception or disagreements with our accountants with regard to any accounting or financial disclosure issues.

                         GLOBAL BUSINESS RESOURCES, INC.

                     Minimum of 100,000 shares of our common
                       stock @ $1.00 per share ($100,000)

                    Maximum of 2,000,000 shares of our common
                      stock @ $1.00 per share ($2,000,000)

         980,000 shares of our common stock by selling security holders

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                               , 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the DGCL. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the DGCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of our by-laws.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by us; none shall be borne by any selling stockholders.

SEC Registration fee.....................................$    745
Blue sky fees and expenses...............................   5,000
Transfer agent and registrar fees.......................    1,000
Printing and engraving expenses.........................   10,000
Legal fees and expenses.................................    5,000
Accounting fees and expenses............................    1,500
Miscellaneous...........................................    5,000

Total...................................................  $28,245

All amounts other than the SEC registration fee are estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On October 21, 2000, we issued 1,965,000 founder's shares of our common stock at par value to Peter Goldstein, our sole executive officer and sole director, pursuant to an exemption from registration provided by ss.4(2) of the Act, promulgated thereunder, for services to be rendered to us. The issuance was made in the State of Florida to a Florida resident pursuant to the exemption provided by Section 517.061(11) of the Florida Statutes.

In October 2000, we accepted subscriptions in the amount of $49,000 for the sale of 980,000 shares of our common stock, $0.0001 par value per share in a private placement conducted pursuant to an exemption from registration contained in
Section 3(b) of the Act and Rule 506 of Regulation D promulgated thereunder. The offering was made to 28 Florida residents in the State of Florida. The issuance was made pursuant to the exemption provided by Section 517.061(11) of the Florida Statutes. The following sets forth the shareholders and the amount of our shares received by each shareholder in the sale:

Jessica Acierno       35,000
Robert Lee Clark      35,000
National LAC Support  35,000
Gretchen Dore         35,000
Kerri Frezza1         35,000
Corina S. Hart        35,000
Naomi Kamioka         35,000
Ross Kelley           35,000
Kathleen Major        35,000
David A. McHugh       35,000
Dennis Montoya        35,000
Joanne C. Reyes       35,000
Theodore D.
Stechschulte          35,000
Nancy Zarate          35,000
Brian Callanan        35,000
John Christopher      35,000
Meghrian
James Eberts          35,000
Robert Anderson       35,000
Gerald Breslauer1     35,000
Ronald Lichtman       35,000
Betty Saxe            35,000
Betty Williamson      35,000
Charles Rottersmann   35,000
Boru Enterprises      35,000
Sharon Baker          35,000
Stephen Echols        35,000
Pamela Anderson       35,000
Alvin Goldstein       35,000

On October 25, 2000, we consummated a Share Exchange Agreement and Reorganization with Global Business Resources, Inc., a Florida corporation, also referred to as "GBR-FL" and Peter Goldstein, the sole shareholder of all of the outstanding capital stock of GBR-FL. Pursuant to the agreement, Mr. Goldstein tendered to us all issued and outstanding shares of common stock of GBR-FL in exchange for 7,000,000 Shares of our common stock. GBR-FL is now our wholly owned subsidiary. These shares were issued pursuant to an exemption from registration provided by ss.4(2) of the Act, promulgated thereunder, and pursuant to the exemption provided by Section 517.061(11) of the Florida Statutes.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

3.0 Articles of Incorporation of Global Business Resources, Inc., a Delaware corporation

3.1  Bylaws of Global Business Resources, Inc., a Delaware corporation

3.2 Articles of Incorporation of Global Business Resources, Inc., a Florida corporation

3.3  Bylaws of Global Business Resources, Inc., a Florida corporation

5.1  Opinion of Anslow & Jaclin LLP

23.1 Consent of Robert Jarkow, CPA

23.2 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on page II-6 of the registration statement)

Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the day of August 17, 2001.

                                  Global Business Resources, Inc.

                                  By: /s/ Peter J. Goldstein
                                  --------------------------------------------
                                        Peter J. Goldstein
                                        President, CEO, Secretary and Director

                                POWER OF ATTORNEY

The undersigned directors and officers of Global Business Resources, Inc. hereby constitute and appoint Peter Goldstein, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                     DATE
---------                           -----                     ----
/s/ Peter J. Goldstein         President, CEO,               August 17, 2001
Peter J. Goldstein             Secretary and Director